EXHIBIT 99.1
Grant Park Fund Weekly Commentary
For the Week Ended November 25, 2011

Current Month				Rolling Performance*				Rolling Risk Metrics* (Dec 2006 – Nov 2011)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.4%	0.8%	-11.7%	-7.7%	-5.4%	2.3%	4.5%	2.3%	12.6%	-17.0%	0.2	0.3
B**	0.4%	0.8%	-12.2%	-8.2%	-6.0%	1.6%	N/A	1.6%	12.5%	-18.5%	0.2	0.2
Legacy 1***	0.5%	0.9%	-9.9%	-5.7%	N/A	N/A	N/A	-3.0%	11.3%	-13.9%	-0.2	-0.3
Legacy 2***	0.5%	0.9%	-10.4%	-6.2%	N/A	N/A	N/A	-3.3%	11.3%	-14.1%	-0.2	-0.4
Global 1***	0.5%	0.9%	-10.1%	-6.9%	N/A	N/A	N/A	-4.5%	10.5%	-13.8%	-0.4	-0.5
Global 2***	0.5%	0.8%	-10.4%	-7.2%	N/A	N/A	N/A	-4.8%	10.5%	-14.5%	-0.4	-0.6
Global 3***	0.5%	0.7%	-11.8%	-8.8%	N/A	N/A	N/A	-6.6%	10.5%	-18.3%	-0.6	-0.8

S&P 500 Total Return Index****	-4.7%	-7.3%	-6.1%	0.1%	11.3%	-1.6%	2.1%	-1.6%	19.2%	-50.9%	0.0	-0.1
Barclays Capital U.S. Long Gov Index****	1.1%	4.7%	27.9%	23.2%	10.4%	10.1%	8.6%	10.1%	12.7%	-12.3%	0.8	1.5
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	42%					38%
Energy	13%	Short	Natural Gas	4.8%	Short	12%	Short	Natural Gas	4.7%	Short
			Crude Oil	3.1%	Long			Crude Oil	3.0%	Long
Grains/Foods	13%	Short	Cotton	1.9%	Short	11%	Short	Cotton	1.6%	Short
			Wheat	1.5%	Short			Wheat	1.4%	Short
Metals	16%	Short	Copper	3.9%	Short	15%	Short	Copper	4.0%	Short
			Aluminum	3.7%	Short			Aluminum	3.3%	Short
FINANCIALS	58%					62%
Currencies	25%	Long $	Euro	3.3%	Short	26%	Long $	Euro	4.0%	Short
			Japanese Yen	2.5%	Long			Japanese Yen	2.8%	Long
Equities	9%	Short	Dax Index	1.7%	Short	10%	Short	Dax Index	2.2%	Short
			Nikkei 225 Index	1.0%	Short			Nikkei 225	1.0%	Short
Fixed Income	24%	Long	U.S. 10-Year Treasury Notes	4.2%	Long	26%	Long	U.S. 10-Year Treasury Notes	4.4%	Long
			Long Gilts	3.9%	Long			Long Gilts	3.8%	Log

Market Commentary (Largest price movements within each sector)
Sector/Market
Energy
Natural gas markets experienced an almost 7% gain last week due to U.S. Energy Information Administration reports showing a smaller-than-expected increase in domestic inventories.  Forecasts for colder temperatures in the U.S. also added to gains in the natural gas markets.  Crude oil markets declined because of a modest rise in domestic supplies and depressed demand forecasts stemming from weak economic data.

Grains/Foods
Grains markets moved predominantly lower due to concerns that ongoing debt issues in Europe would hinder grains demand.  Forecasts from the International Grains Council predicting record global corn harvests in 2011 and 2012 put pressure on the corn markets, driving prices lower.  Sugar prices fell to a 5-month low due to reports showing record production from Brazil.  In the livestock markets, lean hogs and live cattle prices rallied because of data showing strong international demand for U.S. meat products.

Metals
Gold and silver markets declined due to pressure from a stronger U.S. dollar.  Losses in the precious metals markets were somewhat limited due to support from investors trying to take advantage of depressed prices.  Fears Eurozone debt instability may be worsening put heavy pressure on the base metals markets as well, driving prices down.

Currencies
Ongoing concerns surrounding the global economy drove investors into safe-haven currencies, moving the U.S. dollar steadily higher against major counterparts.  Conversely, the euro declined sharply because of news major rating agencies were slashing the credit ratings of several European nations.  A rise in Italian bond yields furthered the euro’s decline, as investors believed higher borrowing costs in Italy would slow recovery in the region.

Equities
Global equity markets tumbled due to fears Eurozone policy makers would be unable to prevent sovereign debt defaults within the region.  U.S. Commerce Department reports showing a smaller than expected year-to-date gross domestic product weighed heavily on investors sentiment, pushing stock prices lower. The inability of U.S. policymakers to come to an agreement on a new debt-reduction plan also played a role in driving down equity prices.

Fixed Income
U.S. Treasury markets continued their long-term uptrend as investors sought safety from declining equity markets and concerns surrounding Eurozone debt.  German bund markets registered setbacks due to poor results from last week’s bond auction and liquidations from investors attempting to diversify exposures away from Europe.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.